Exhibit 99.1

Artificial Intelligence Technology Solutions ($AITX) Provides Year-End Corporate Update, Highlights Execution Progress and 2026 Outlook

Detroit, Michigan, January 5, 2026 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a global leader in AI-driven security and productivity solutions, today provided a year-end corporate update reflecting on 2025 execution, market conditions, and the Company’s strategic positioning entering 2026.

Focus on Execution, Team, and Customers

Throughout 2025, AITX remained focused on its core priorities: supporting its team, delivering value to customers, maintaining product quality and reliability, advancing sales execution, and investing in targeted research and development.

As many enterprise technology providers experienced in 2025, AITX operated within a challenging macroeconomic environment marked by inflationary pressures, elongated purchasing cycles, and delayed capital spending decisions across multiple sectors. Despite these conditions, the Company maintained operational continuity, preserved its team and culture, advanced its product portfolio, and finished the year with improving sales momentum.

The Company ended the calendar year with approximately 115 team members across its global organization. AITX also continued to expand its global footprint and is evaluating additional international office locations to support future growth and talent mobility.

AITX maintained a strong focus on customer satisfaction. Client feedback throughout the year reinforced the value of the Company’s AI-enabled security platforms, responsiveness, and willingness to collaborate on evolving operational needs. Management believes this customer-centric approach continues to support long-term retention and expansion opportunities.

Sales Progress and Market Momentum

While overall revenue performance in early 2025 did not meet initial internal expectations, the Company saw improved sales execution in the second half of the year. AITX onboarded new enterprise customers, expanded deployments with existing clients, and continued to build a diversified sales pipeline entering 2026.

Management noted that sales activity during the latter part of the year, including year-end and holiday-period orders, provided encouraging signals regarding customer demand and market engagement.

Product Portfolio and Technology Roadmap

AITX continued to invest selectively in its technology ecosystem during 2025, with a focus on scalability, reliability, and margin efficiency. Key areas of emphasis included SARA™, ROAMEO™, ROSA™, RIO™, AVA™, RADCam™, and early development work on next-generation hardware under the RAD Gen5 initiative.

Financial Discipline and Alignment

AITX continued to operate with financial discipline throughout 2025, managing costs while maintaining investment in key growth initiatives. The Company is preparing updates to its employee stock option plan designed to better align team incentives with long-term shareholder value creation.

Looking Ahead

Entering 2026, the Company is supported by a stabilized team, improving sales traction, and a focused product roadmap.

“2025 was not an easy year for many technology companies, and we were not immune to those challenges,” said Steve Reinharz, CEO/CTO and founder of AITX. “What mattered most was maintaining our team, supporting our customers, and building the foundation for long-term success.”

“Execution improved meaningfully as the year progressed,” Reinharz added. “We are entering 2026 focused, disciplined, and positioned to translate effort into results.”

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization’s internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company’s credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association’s (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD’s Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD’s ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume, becoming cash flow positive, and RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/